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                           PRECISION PATTERN, INC.

                                   BY-LAWS

ARTICLE I.  GOVERNMENT

     Section 1. The government and control of the corporation shall be vested in a Board of Directors.

ARTICLE II.  OFFICES

     Section 1. The principal office of the corporation shall be at 607 South Tracy, Wichita, Kansas and the registered office of the corporation shall be at 607 South Tracy, Wichita, Kansas. The name of the registered agent in charge thereof from and after the effective date of these By-Laws shall be H. RUSSELL BOMHOFF.

ARTICLE III.  CORPORATE SEAL

     Section 1. The corporate seal of the corporation shall contain the full corporate name of the corporation, with the location of the principal office in the outer circle and the word "Seal" across the center.

ARTICLE IV.  CONVEYANCES

     Section 1. Any and all instruments of conveyance, deeds, assignments, mortgages, pledges, releases, trust indentures, or other instruments of conveyance, transfer, mortgage or pledge, when approved by the Board of Directors, shall be deemed to be valid and sufficient when the same are signed and executed in the name of the corporation (and acknowledged where required) by the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President.

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ARTICLE V.  STOCKHOLDERS

     Section 1. PLACE OF MEETING. All meetings of stockholders shall be held at the principal office of the corporation or at the registered office of the corporation in the State of Kansas or at such other places as may be designated by the Board of Directors, either within or without the State of Kansas.

     Section 2. DATE OF ANNUAL MEETING. The annual meeting of the stockholders after the year 1968, shall be held on the 4th Tuesday in January, if not a legal holiday, and if a legal holiday, then on the second secular day following at 10:30 a.m., when they shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

      Section 3. QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite, and shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation, or by these By-Laws. If, however, such majority shall not be personally present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat present in person or by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present at such adjourned meeting, and any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 4.  VOTING POWER AND WHO MAY VOTE.  At

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each meeting of the stockholders, each stockholder shall have the same voting power in all corporate affairs, except as otherwise provided in the Articles of Incorporation, and such shares may be voted in person or by proxy, but no proxy shall be voted after three years from its date, unless such proxy provides for a longer period. No shares of stock shall be voted at any election for directors which shall have been transferred on the books of the corporation within twenty (20) days next preceding such election of directors.

     Section 5. VOTE BY FIDUCIARY AND PLEDGEE. Persons or corporations holding stock in a fiduciary capacity shall be entitled to vote the shares so held by them either in person or in the case of a corporation by an officer thereof, or by proxy, and persons whose stock is pledged shall be entitled to vote unless in the transfer by the pledgor on the books of the corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy shall represent the stock and vote thereon.

     Section 6. CUMULATIVE VOTING. At all elections of directors, each stockholder shall be entitled to as many votes as shall equal the number of his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or he may distribute them among the number to be voted for, or any two or more of them, as he may see fit.

     Section 7. VOTE TAKEN BY BALLOT, VIVA VOCE OR BY SHOWING OF HANDS. All elections of directors, and the vote upon any other question, except as otherwise provided by law, or unless otherwise provided by resolution by the Board of Directors, may be had by

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ballot, viva voce, or by showing of hands, unless a stockholder at least five
(5) days prior to the date of any meeting, or the election of directors, requests in writing a vote by ballot, and then the election of directors shall be by ballot.

     Section 8. NOTICE OF ANNUAL MEETING. Written notice of the annual meeting shall be mailed by the Secretary, or an Assistant Secretary, to each stockholder entitled to vote thereat, at such address as appears on the stockbook of the corporation, at least ten (10) days prior to the date of meeting, unless such notice is waived in writing.

     Section 9. VOTING LIST OF STOCKHOLDERS, PREPARATION, INSPECTION. It shall be the duty of the Secretary, who shall have charge of the stock ledger of the corporation, to prepare and make, at least ten (10) days before every election of directors, a complete list of the stockholders entitled to vote at such election, arranged in alphabetical order. Such list shall be open at the place where said election is to be held, for said ten (10) days to the examination of any stockholders, and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present. The original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of the corporation, or to vote in person or by proxy at such election. The original or duplicate stock ledger containing the names and addresses of the stockholders, and the number of shares held by them respectively, shall, at all times during the usual hours for business, be open to the examination of every stockholder, at its principal place of business in the State of Kansas.

     Section 10.  SPECIAL MEETINGS.  Special meetings

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of the stockholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President, or a majority of the Board of Directors; and shall be called by the President or Secretary, at the request in writing of the stockholders owning twenty percent (20%) in the amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     Section 11. BUSINESS TRANSACTED. Business transacted at all special meetings shall be confined to the object stated in the call.

     Section 12. NOTICE OF SPECIAL MEETING. Written notice of all special meetings of the stockholders, stating the time and place and object thereof, shall be mailed, postage prepaid at least five (5) days before such meeting, to each stockholder entitled to vote thereat, at such address as appears on the books of the corporation, unless notice is waived in writing, or unless actually present at such meeting.

     Section 13. INSPECTION OF RECORDS. Every stockholder shall have the right to examine in person, or by agent or attorney, at any reasonable time, for any reasonable purposes, the By-Laws, stock register, books of account and records of the proceedings of the stockholders and directors, and to make copies of, or extracts of, the same, and at their sole expense.

ARTICLE IV.    DIRECTORS.

     Section 1. NUMBER AND QUALIFICATION. The number of Directors of the corporation shall be not less than three and not more than seven, as the Board of Directors may from time to time determine (and such directors need not be

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stockholders).  The corporation shall initially have three directors which number shall be maintained unless at an annual meeting of the stockholders of the corporation, resolutions are adopted calling for the election of a different number. Directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve for one year and until his successor shall be elected and qualified. A director shall be deemed qualified as such when he shall have filed a written acceptance of his election to the office.

     Section 2. QUORUM. A majority of the directors shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 3. PLACE OF MEETING. The directors may hold their meetings at the principal office of the corporation or at the registered office of the corporation, or at such other places as they may from time to time determine, either within or without the State of Kansas.

     Section 4. COMPENSATION OF DIRECTORS. Directors, as such shall not receive any stated salary for their services, but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors; provided, that nothing herein shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     Section 5. ANNUAL MEETING OF THE BOARD. The annual meeting of the Board of Directors shall be held immediately following the annual stockholders' meeting, or at such other time as may be fixed by the consent in writing of all the directors and at such place as may

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be fixed by consent, in writing, of all the directors; provided, however, that in the event the consent in writing is not obtained of all the directors, the annual meeting shall be held at the same place as the annual meeting of the stockholders, and immediately following the annual stockholders' meeting.

     Section 6. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice, at such time and place as shall from time to time be determined by the Board of Directors.

     Section 7. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the president, or by a majority of the Board of Directors, on three (3) days notice to each director, either personal, or by mail, or by telegram.

     Section 8. RESIGNATION OF DIRECTORS AND FILLING VACANCIES. Any director or officer of the Corporation may resign upon filing a written resignation with the secretary of the company, and such resignation shall become effective when so filed, unless some other effective date is set forth in the resignation. Vacancies in the Board of Directors shall be filled by a majority of the remaining directors., though less than a quorum remains, and any directors so chosen to fill vacancies shall hold office until the next annual election or until successors have been duly elected and qualified, or unless their term of office is terminated by resignation.

ARTICLE VII.  OFFICERS.

     Section 1. DESIGNATED OFFICERS. The officers of the corporation shall be chosen by the Board of Directors, and shall be a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents, Secretary and Treasurer. The Secretary and Treasurer may or

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may not be the same person; and a Vice President may hold the office of Vice
President and Secretary, or Vice President and Treasurer, but not the offices of vice President, Secretary and Treasurer.

     Section 2. OTHER OFFICERS. The corporation may have such other officers and agent as may, from time to time, be determined and appointed by the Board of Directors and for such term as the Board of Directors may determine.

     Section 3. TERM AND QUALIFICATION OF OFFICERS. The officers of the corporation, except as provided in Section 2 of this Article, shall hold their office until the next annual meeting of the Board of Directors or until their successors are chosen and qualified, unless their respective terms of office have been terminated by resignation in writing, duly filed in the office of the Secretary of the corporation. The President, Vice Presidents, Secretary and Treasurer shall be chosen from the members of the Board of Directors.

     Section 4. SALARIES. The salaries of the officers or agents of the corporation shall be fixed by the Board of Directors.

     Section 5. REMOVAL OF OFFICERS. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the entire Board of Directors.

     Section 6. PRESIDENT. The President shall be the chief executive officer of the corporation; he shall preside at all meetings of the stockholders and directors; he shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the Board of Directors are

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carried into effect. When authorized by the Board of Directors, he shall execute contracts, bonds, mortgages, deeds and other instruments requiring the signature of the corporation, and when the corporate seal is required, shall cause the same to be affixed to any instrument requiring it, when so affixed, it shall be attested by the signature of the secretary.

     Section 7. VICE PRESIDENT. The Vice President shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors may prescribe.

     Section 8. SECRETARY. The Secretary shall attend all sessions of the Board of Directors, and all meetings of the stockholders, and record all votes, and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the Board of Directors. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, under whose supervision he shall be.

     Section 9. ASSISTANT SECRETARY. The Board of Directors may appoint an Assistant Secretary for such term as the Board of Directors may desire, and such Assistant Secretary may in the absence or disability of the Secretary, perform the duties and exercise the powers of Secretary, and perform such other duties as the Board of directors shall prescribe.

     Section 10. TREASURER. The Treasurer shall have such duties as may be prescribed by the Board of Directors.

     Section 11.  ASSISTANT TREASURER.  The Board of

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Directors may appoint an Assistant Treasurer for such term as the Board of
Directors may desire, and such Assistant Treasurer may in the absence or disability of the Treasurer, perform the duties and exercise the powers of Treasurer, and perform such other duties as the Board of Directors shall prescribe.

     Section 12. VACANCIES WORK NO DISSOLUTION -- FILLING OF VACANCIES. The failure to elect any officers or directors shall not dissolve the corporation. In the event of the failure to elect annually any officers or directors, or in the event of any vacancy occurring, either by death, resignation, removal or otherwise, in the Board of Directors, or of any officer, the remaining directors or officers shall have the power to act and carry on the business of the corporation until such time as the vacancy is filled as provided in Section 8 of
Article VI as pertains to vacancies in the Board of Directors. In the event of vacancies occurring as to any officer, or registered agent, one or more, by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining members of the Board of Directors, by a majority vote, may choose a successor, or successors, who shall hold office for the unexpired term in respect to which such vacancy occurred.

ARTICLE VIII. CAPITAL STOCK.

     Section 1. CERTIFICATES. The certificates of stock of the corporation shall have the name of the company, the authorized capital stock, the principal place of business of the corporation thereon, shall be numbered consecutively, and shall be entered on the books of the corporation as they are issued. They shall exhibit the holder's name, the number of shares, and shall be signed by


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the President, or a Vice President, and by the Secretary and under the seal of the corporation.

     Section 2. TRANSFER OF STOCK. The shares of stock shall be deemed personal property and transferrable on the books of the corporation only by the person named in the certificate, or by an attorney lawfully constituted in writing, and upon surrender of the certificate therefor. Whenever any transfer of shares shall be made for collateral security and not absolutely, it shall be so expressed in the entry of the transfer.

     Section 3. CLOSING OF TRANSFER BOOKS.   The Board of Directors may close
the stock transfer books of the corporation for a period not exceeding fifty
(50) days preceding the effective date of (a) any meeting of the stockholders, or (b) any payment of any dividends, or (c) any allotment of rights, or (d) any change or conversion or exchange of capital stock; provided, however, that in lieu of closing the transfer books the Board of Directors are authorized to fix in advance a date not exceeding fifty (50) days preceding the effective date of any of the above enumerated transactions, and in such case, such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to receive notice of any such transactions, or to participate in any such transactions, notwithstanding any transfer of any stock on the books of the corporation after such record date fixed as aforesaid.

     Section 4. LOST OR DESTROYED STOCK CERTIFICATES.   A new certificate of
stock may be issued in the place of any certificate heretofore issued by it, alleged to have been lost or destroyed, upon the holder thereof, or his legal representative, giving the corporation a bond sufficient to indemnify the corporation against any


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claim that may be made against it on account of the alleged loss of any such certificates; such bond to be in the amount as may be authorized and approved by the Board of Directors; provided, however, that such new certificate may be issued without requiring any bond when in the judgment of the directors it is proper to so do.

ARTICLE IX. MISCELLANEOUS.

     Section 1. ORDER OF BUSINESS AT STOCKHOLDERS' MEETING. At any and all meetings of stockholders, whether annual or special, the following order of business shall be substantially observed so far as consistent with the purposes of the meeting:

                    (a) Proof of Notice of
                        Meeting
                    (b) Report as to Quorum
                    (c) Reading of minutes of
                        Preceding Meeting
                    (d) Report of President
                    (e) Report of Treasurer
                    (f) Election of Directors
                    (g) Unfinished Business
                    (h) New Business

Provided, however, that the order of business may be changed by an affirmative vote of a majority of the stockholders present.

     Section 2. ORDER OF BUSINESS AT BOARD OF DIRECTORS' MEETING. The order of business at any meeting of the Board of Directors shall be substantially as follows, so far as is consistent with the purposes of the meeting, to-wit:


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                         (a)  Proof of Notice (if
                              a special meeting)

                         (b)  Reading of Minutes of
                              last meeting

                         (c)  Report of Officers or
                              Committees

                         (d)  Election of Officers

                         (e)  Unfinished Business

                         (f)  New business

Provided, however, that the order of business may be changed by an affirmative vote of a majority of the directors present.

     Section 3. EXECUTION OF CHECKS, DEMANDS FOR MONEY OR NOTES. All funds of the company shall be deposited in a bank or financial institution designated by the Board of Directors and all checks or demands for money or notes of the corporation shall be signed by such officer or officers of the corporation as the Board of Directors may from time to time designate.

     Section 4. FISCAL YEAR. The fiscal year of the corporation shall be such as may from time to time be determine by the Board of Directors.

     Section 5. DIVIDENDS. Dividends upon the capital stock of the corporation when earned may be declared by the Board of Directors at any regular or special meeting out of (a) net assets in excess of its capital as computed in accordance with the provisions of the general corporation code of Kansas, or (b) net profits for the fiscal year then current, or the preceding fiscal year in case there be no such excess as mentioned in (a) above.

     Section 6. NOTICES. Whenever under the provisions of these By-Laws notice is required to be given any director,


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officer or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in the post office in a postpaid sealed wrapper, addressed to such stockholder, officer or director, at such address as appears on the books of the corporation, or in default of other address, to such director, officer or stockholder at the general post office in the City of Wichita, Kansas, and such notice shall be deemed to be given at the time when the same shall be thus mailed. Notice to be given to directors may likewise be given as otherwise provided by the By-Laws.

     Any stockholder, director or officer may waive any notice required to be given under these By-Laws.

     Section 7. There shall be reserved to the corporation the first right to purchase and acquire the stock of a selling stockholder before sale to a stockholder or non-stockholder of the corporation. If the corporation does not desire to purchase the stock then the stock shall be offered to existing stockholders on a pro rata basis. Should any stockholder decide not to take any such stock, then the stock may be pro-rated between the stockholders desiring to purchase the stock.

     If any stock is issued other than in the original issue of stock from the authorized capital of the corporation that stock shall first be offered to existing stockholders on a pro-rata basis under the same terms as for stock being sold by a stockholder of the corporation.

ARTICLE X.  AMENDMENTS.

     Section 1. These By-Laws may be altered, repealed or amended by the Board of Directors, subject to the power of the stockholders to amend, alter or repeal the


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By-Laws; provided, however, that notice of any such amendment of the By-Laws by the Board shall be given to each stockholder having voting rights within ten (10) days after the date of such amendment by the Board; provided, however, that the failure to give notice shall not invalidate any such amendment, alteration or repeal of the By-Laws.

     Adopted by the incorporators at the first meeting of the incorporators duly held on 1st day of November, 1968.



                                              /s/ Elgeva I. Bomhoff
                                             -------------------------------
                                             Secretary